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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

All of the Company's subsidiaries are incorporated under the laws of the State of Texas and operate under the name Oshman's unless otherwise indicated in parentheses.

Oshman Sporting Goods Co., Alabama*
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California (also operates as SuperSports USA) Oshman Sporting Goods Co., Connecticut*
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii (operates as Honsport)
Oshman Sporting Goods Co., Kansas (will operate as SuperSports USA)
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Minnesota (operates as SuperSports USA)
Oshman Sporting Goods Co., Missouri (operates as SuperSports USA)
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey (operates as SuperSports USA)
Oshman Sporting Goods Co., New Mexico (also operates as SuperSports USA) Oshman Sporting Goods Co., New York*
Oshman Sporting Goods Co., Ohio*
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon*
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas (Delaware) (also operates as SuperSports USA) Oshman Sporting Goods Co., Washington (will operate as SuperSports USA)
Oshman Sporting Goods, Inc. - Service (Delaware)
Oshman Ski Skool, Inc.
J.S. Oshman and Co., Inc.
Oshitch Company*
The Best of Oshitch, District of Columbia*
Oshitch Company of Maryland, Inc.*
Oshitch Company of Virginia, Inc.*
Oshitch at Home, Inc.*
URAFAN Corp. (operates as URAFAN Corp.)*

*    Indicates a currently inactive subsidiary.